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                                  EXHIBIT 21.0

                                  SUBSIDIARIES
                                 (AS OF 3/26/99)

Northeast Graphics Inc.

The Wessel Company, Inc.

The Lanman Companies, Inc.

Lanman Lithotech, Inc.

Central Florida Press, L.C.

RAI, Inc.

KRI, Inc.

World Color Book Services, Inc.

Shea Communications Company

The Johnson & Hardin Co.

Magna Graphic, Inc.

Century Graphics Corporation

Dittler Brothers, Incorporated

Acme Printing Company, Inc.

Great Western Publishing, Inc.

Infiniti Graphics, Inc.

World Color Systems, Inc.

WCP TN L.P.

WCX, L.L.C.

WCY, L.L.C.

WCZ, L.L.C.

KRI TN, L.P.

KRI Dresden, Inc.